Exhibit 10.3.2

Lock-Up Agreement (MDB)

Dated as of February 4, 2015

ClearSign Combustion Corporation

12870 Interurban Avenue South

Seattle, Washington 98168

Ladies and Gentlemen:

This agreement is being delivered to you in connection with the proposed Underwriting Agreement (the “Underwriting Agreement”) between ClearSign Combustion Corporation, a Washington corporation (the “Company”), and MDB Capital Group, LLC (“MDB”) relating to a proposed underwritten public offering of shares (the “Shares”) of the Company’s Common Stock (the “Common Stock”).

In connection with the Underwriting Agreement, MDB agrees that, during the period beginning on and including the date of the Underwriting Agreement through and including the date that is six months after the date of the Underwriting Agreement (the “Lock-Up Period”), MDB will not, without the prior written consent of the Company, only in respect of 277,231 shares of Common Stock and any shares of Common Stock that may be issued under any warrants of the Company issued to or held by MDB prior to the date hereof for an aggregate of 244,818 shares of Common Stock, directly or indirectly:

offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, lend or otherwise transfer or dispose of any of such shares of Common Stock, or

(i)	enter into any swap or other agreement, arrangement or transaction that transfers to another, in whole or in part, directly or indirectly, any of the economic consequence of ownership of any of such shares of Common Stock.

Moreover, if:

(1)	during the last 17 days of the Lock-Up Period, the Company issues an earnings release or material news or a material event relating to the Company occurs, or

(2)	prior to the expiration of the Lock-Up Period, the Company announces that it will release earnings results during the 16-day period beginning on the last day of the Lock-Up Period,

the Lock-Up Period shall be extended and the restrictions imposed by this agreement shall continue to apply until the expiration of the 18-day period beginning on the date of issuance of the earnings release or the occurrence of the material news or material event, as the case may be, unless the Company waives, in writing, such extension.

For clarity in the scope of the restrictions imposed by this agreement, it does not apply to any shares of Common Stock to be acquired by MDB under the Underwriting Agreement, any shares acquired or sold in any syndicate covering transactions, underwriting short sale transactions, penalty bid transactions, or other underwriting transactions that MDB may engage in from time to time in connection with the offering under the Underwriting Agreement, any transactions in connection with any customer order, any transactions made through the trading account of MDB, and any similar transactions made by MDB, including, but not limited to shares acquired by MDB from officers, directors, affiliates and/or other restricted shareholders of the Company.

Notwithstanding the provisions set forth in the immediately preceding paragraph, MDB may, without the prior written consent of the Company, (1) transfer any shares of such Common Stock or any securities convertible into or exchangeable or exercisable for such shares of Common Stock as a bona fide gift or gifts, corporate reorganization, or by will or intestacy, to any successor corporate entity, any member or shareholder of such successor corporate entity, any member of the immediate family (as defined below) of the member or shareholder of MDB or any successor corporate entity or to a trust the beneficiaries of which are exclusively any successor corporate entity of MDB or its shareholders or members and their immediate family members or to a charity or educational institution; provided, however, that it shall be a condition to the transfer that the transferee executes and delivers to the Company not later than one business day prior to such transfer, a written agreement, in substantially the form of this agreement or (2) exercise or convert currently the outstanding warrants so long as MDB agrees that the shares of Common Stock received from any such exercise will be subject to this agreement. For purposes of this paragraph, “immediate family” shall mean a spouse, child, grandchild or other lineal descendant (including by adoption), father, mother, brother or sister of the undersigned.

The undersigned hereby represents and warrants that the undersigned has full power and authority to enter into this agreement and that this agreement has been duly executed and delivered by the undersigned and is a valid and binding agreement of the undersigned. This agreement and all authority herein conferred are irrevocable and shall survive the death or incapacity of the undersigned and shall be binding upon the heirs, personal representatives, successors and assigns of the undersigned

[Signature Page Immediately Follows]

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IN WITNESS WHEREOF, the undersigned has executed and delivered this agreement as of the date first set forth above.

Yours very truly,

MDB CAPITAL GROUP LLC

/s/ Gary Shuman

Print Name: Gary Shuman